Exhibit 23

[Coopers & Lybrand L.L.P. letterhead]



Ford Motor Company
The American Road
Dearborn, Michigan


                       CONSENT OF COOPERS & LYBRAND L.L.P.


Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722,
    33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
    33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
    33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861, 33-61107,
    33-62227, 33-64605, 33-64607, 333-02401, 333-02735 and 333-20725 on
    Form S-8, and 2-42133, 33-32641, 33-40638, 33-43085, 33-55474, 33-55171,
    33-64247 and 333-14297 on Form S-3


We consent to the incorporation by reference in the above Registration Statements of our report dated January 27, 1997 to the Board of Directors and Stockholders of Ford Motor Company accompanying the financial statements of Ford Motor Company and Subsidiaries included in the Ford Motor Company Current Report on Form 8-K dated February 3, 1997.





/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
February 3, 1997


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